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                                                                     EXHIBIT 5.1

             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]



                                 August 27, 1998



Health Care Property Investors, Inc.
4675 MacArthur Court
Suite 900
Newport Beach, California 92660

Re:       Health Care Property Investors, Inc., a Maryland
          corporation (the "Company") - up to $150,000,000 aggregate initial offering price of Medium Term Notes, Series D, Due Nine
          Months or More from Date of Issue (the "Notes") pursuant to Registration Statement on Form S-3 (Registration No. 333-57163)
          ---------------------------------------------------------------

Ladies and Gentlemen:

  In connection with the registration of the Notes under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 filed with the Securities and Exchange Commission on or about June 18, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

  We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Notes, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Company (the "Charter"), consisting of Articles of Restatement filed with the SDAT on April 27, 1992 and Articles Supplementary filed with the SDAT on September 26, 1997. We have also examined the Bylaws of the Company, as amended through the date hereof (the "Bylaws"), Resolutions of the Board of Directors of the Company adopted on or before the date hereof and in full force and effect on the date hereof and an Indenture dated September 1, 1993 by and between the Company and the Bank of New York, as Trustee
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Health Care Property Investors, Inc.
August 27, 1998
Page 2

(the "Indenture") and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

  Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the execution and delivery by the Company of the Indenture and the issuance of the Notes pursuant to the Indenture have been duly authorized by all necessary corporate action on the part of the Company.

  We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

  The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                                        Very truly yours,

                                /s/ Ballard Spahr Andrews & Ingersoll, LLP